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                                                                    Exhibit 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-43192 of PDF Solutions, Inc. of our report dated April 3, 2000 (April 27, 2000 as to the first paragraph of Note 2), appearing in the Prospectus, which is part of such Registration Statement, and of our report dated April 3, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

San Jose, California
September 14, 2000